Date and Time: October 11, 2005 05:09 PM Pacific Time

BRITISH COLUMBIA Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Transition Application FORM 43 BUSINESS CORPORATIONS ACT Section 437

FILING DETAILS:	Transition Application for:
INTERNATIONAL TOWER HILL MINES LTD.

Filed Date and Time:	October 11, 2005 05:08 PM Pacific Time

Transition Date and	Transitioned on October 11, 2005 05:08 PM Pacific Time
Time:

TRANSITION APPLICATION

This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:	Name of Company:
BC0175795	INTERNATIONAL TOWER HILL MINES LTD.

NOTICE OF ARTICLES

Name of Company:
INTERNATIONAL TOWER HILL MINES LTD.

BC0175795 Page: 1 of 2

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
1200 - 750 WEST PENDER STREET	1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

RECORDS OFFICE INFORMATION
Mailing Address:	Delivery Address:
1200 - 750 WEST PENDER STREET	1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

DIRECTOR INFORMATION
Last Name, First Name, Middle Name:
DRESCHER, ANTON
Mailing Address:	Delivery Address:
7547 BURRIS STREET	7547 BURRIS STREET
BURNABY BC V5E1Z1	BURNABY BC V5E1Z1

Last Name, First Name, Middle Name:
DRESCHER, GERHARD
Mailing Address:	Delivery Address:
7721 GARRETT DRIVE	7721 GARRETT DRIVE
DELTA BC V4E 4E7	DELTA BC V4E 4E7
CANADA	CANADA

Last Name, First Name, Middle Name:
PERKINS, ROWLAND
Mailing Address:	Delivery Address:
751 WOODPARK ROAD SW	751 WOODPARK ROAD SW
CALGARY AB T2W 2S3	CALGARY AB T2W 2S3
CANADA	CANADA

PRE-EXISTING COMPANY PROVISIONS
The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE
1. 20,000,000	Common Shares	Without Par Value
                                                                                          Without Special Rights or Restrictions attached

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BC0175795 Page: 2 of 2